                                                                    Exhibit 99.2

                      WESTBOROUGH FINANCIAL SERVICES, INC.
                          PROPOSED HOLDING COMPANY FOR
                            WESTBOROUGH SAVINGS BANK
                       (TO BE NAMED THE WESTBOROUGH BANK)
                           WESTBOROUGH, MASSACHUSETTS

                          PROPOSED MARKETING MATERIALS

                             Marketing Materials for
                      Westborough Financial Services, Inc.
                           Westborough, Massachusetts

                                TABLE OF CONTENTS

I.          Press Release
            A.    Explanation
            B.    Schedule
            C.    Distribution List
            D.    Press Release Examples

II.         Advertisements
            A.    Explanation
            B.    Schedule
            C.    Advertisement Examples

III.        Officer and Director Support Brochure
            A.    Explanation
            B.    Method of Distribution
            C.    Example

IV.         IRA Mailing
            A.    Explanation
            B.    Quantity and Method of Distribution
            C.    IRA Mailing Example

V.          Counter Cards and Lobby Posters
            A.    Explanation
            B.    Quantity

VI.         Invitations
            A.    Explanation
            B.    Quantity - Method of Distribution
            C.    Examples

VII.        Letters
            A.    Explanation
            B.    Method of Distribution
            C.    Examples

                                I. Press Releases

A.    Explanation

      In an effort to assure that all customers, community members and other interested investors receive prompt accurate information in a simultaneous manner, the Bank will forward press releases to area newspapers, radio stations, etc. at various points during the Conversion and Reorganization process.

      Only press releases approved by Issuer's Counsel, the FDIC and the Commissioner of Banks of Commonwealth of Massachusetts will be forwarded for publication.

B.    Schedule

      1.    Approval of Conversion and Reorganization

      2.    Close of Stock Offering

                      NATIONAL AND LOCAL DISTRIBUTION LIST


The Bank should provide a supplemental distribution list that includes all local newspapers that it considers to be within its market area.

                                (TO BE PROVIDED)

Press Release                             FOR IMMEDIATE RELEASE
                                          ---------------------
                                          For More Information Contact:
                                          Joseph F. MacDonough
                                          President and Chief Executive Officer
                                          Westborough Savings Bank
                                          (508) 366-4111

                               WESTBOROUGH SAVINGS

                      REORGANIZATION FROM MUTUAL TO MUTUAL

                            HOLDING COMPANY APPROVED

      Joseph F. MacDonough, President and Chief Executive Officer of Westborough Savings Bank (the "Bank"), Westborough, Massachusetts, announced today that the Bank has received approval from the Commissioner of Banks of the Commonwealth of Massachusetts and Federal Deposit Insurance Corporation to reorganize from a mutual savings bank into the mutual holding company structure. As part of the reorganization, the Bank will become a wholly-owned subsidiary of Westborough Financial Services, Inc., to serve as the holding company of the Bank.

      Pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan, Westborough Financial Services, Inc. is offering up to 747,500 shares, subject to adjustment, of its common stock, at a price of $10.00 per share. The stock will be offered on a priority basis to depositors of the bank as of December 31, 1997, depositors of the Bank as of December 31, 1998 and Westborough Financial Services, Inc.'s Employee Stock Ownership Plan. Concurrent with the subscription offering, and subject to availability, stock will be offered to persons who reside in the towns of Grafton, Hopkinton, Northborough, Shrewsbury, Southborough and Westborough. The subscription and community offerings (together, the "Offering") will be managed by Trident Securities, a division of McDonald Investments, of Raleigh, North Carolina. A Prospectuses describing, among other things, the terms of the Offering will be mailed to eligible depositors of the Bank on or about ________, 1999.

      As a result of the reorganization, the Bank will operate as a subsidiary of Westborough Financial Services, Inc. under the name "The Westborough Bank". According to Mr. MacDonough, "Our day to day operations will not change as a result of the reorganization and deposits will continue to be insured in full, up to the applicable legal limits of the FDIC and the Deposit Insurance Fund for Massachusetts-chartered savings banks."

      Customers or members of the community with questions concerning the reorganization should call the Stock Information Center at (508)
________________, or visit the Bank's main office at 100 East Main Street, Westborough, Massachusetts.

This is neither an offer to sell nor a solicitation of an offer to buy the stock of Westborough Financial Services, Inc. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and will NOT be insured by the Federal Deposit Insurance Corporation or any other government agency.

Press Release                             FOR IMMEDIATE RELEASE
                                          ---------------------
                                          For More Information Contact:
                                          Joseph F. MacDonough
                                          President and Chief Executive Officer
                                          Westborough Savings Bank
                                                (508) 366-4111

      WESTBOROUGH FINANCIAL SERVICES, INC. , INC. COMPLETES REORGANIZATION
                                 AND STOCK SALE

      Westborough, Massachusetts - (_______, 1999) Joseph F. MacDonough, President and Chief Executive Officer of Westborough Savings Bank, now known as the Westborough Bank (the "Bank"), announced today that Westborough Financial Services, Inc. (the "Company"), the holding company for the Bank, will complete its stock offering on _________, 1999 in connection with the Bank's reorganization from a mutual savings bank into the mutual holding company structure. __________ shares were sold at $10.00 per share in connection with the stock offering.

      On ________, 1999, the Bank's Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and Stock Issuance Plan was approved by the Bank's corporators at a Special Meeting.

      Mr. MacDonough indicated that the board of trustees of the Bank wants to express their thanks for the response to the stock offering and that the Bank looks forward to continuing to serve the needs of its customers and the community as a stock institution. The offering was managed by Trident Securities. The stock is expected to commence trading on the OTC Bulletin Board under the symbol "WESI" on ___________, 1999.

                               II. Advertisements

A.    Explanation

      The intended use of the attached advertisement "A" is to notify the Bank's customers and members of the local community that the reorganization offering is underway.

      The intended use of advertisement "B" is to remind the Bank's customers and members of the local community of the closing date of the stock offering.

B.    Media Schedule

      1. Advertisement A - To be run immediately following regulatory approval and run as often as weekly thereafter.
      2. Advertisement B - To be run during the last week of the subscription offering.

      The Bank may, depending upon the response from customers and the community, choose to run fewer ads or no ads at all.

Advertisement (A)

--------------------------------------------------------------------------------

       This announcement is neither an offer to sell nor a solicitation of an offer to buy these securities. The offer is made only by the
        Prospectus. These shares have not been approved or disapproved by the Securities and Exchange Commission, the Federal Deposit
           Insurance Corporation or the e Commissioner of Banks of the
            Commonwealth of Massachusetts, nor has such commission or
       corporation passed upon the accuracy or adequacy of the prospectus.
                 ANY representation to the contrary is unlawful.

NEW ISSUE                                                          _______, 1999

                                 ________ SHARES

       These shares are being offered pursuant to a Plan of Reorganization from a Mutual Savings Bank to a Mutual Holding Company and
                           Stock Issuance Plan whereby

                            WESTBOROUGH SAVINGS BANK

                         Westborough, Massachusetts will
                    convert from the mutual form of ownership
               to the mutual holding company form of organization
                     and become a wholly-owned subsidiary of

                      WESTBOROUGH FINANCIAL SERVICES, INC.

                                  COMMON STOCK

                                 ---------------

                             PRICE $10.00 PER SHARE

                                 ---------------

                               TRIDENT SECURITIES

                For a copy of the prospectus call (508) ________.

Copies of the Prospectus may be obtained in any State in which this announcement is circulated from the undersigned or such other brokers and dealers as may legally offer these securities in such state.

--------------------------------------------------------------------------------

Advertisement (B)

--------------------------------------------------------------------------------

                 ATTENTION: WESTBOROUGH SAVINGS BANK'S ELIGIBLE
                  DEPOSITORS AND MEMBERS OF OUR LOCAL COMMUNITY

                        _____________, IS THE DEADLINE TO
               ORDER STOCK OF WESTBOROUGH FINANCIAL SERVICES, INC.


                 Eligible depositors of Westborough Savings Bank
             and members of our local community have the opportunity
              to invest in Westborough Savings Bank by subscribing
                for common stock in its proposed holding company
                      WESTBOROUGH FINANCIAL SERVICES, INC.

          A Prospectus relating to these securities is available at our office or by calling our
                Stock Information Center at (508) _____________.

        This announcement is not an offer to sell or a solicitation of an offer to buy the stock of Westborough Financial Services, Inc. The offer is made only by the Prospectus. The shares of common stock are not deposits or savings accounts and will not be insured by the Federal
         Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                        III. Officer and Trustee Brochure

A.    Explanation

      An Officer and Trustee Brochure merely highlights in brochure form the purchase commitments shown in the Prospectus.

B.    Quantity

      An Officer and Trustee brochure is proposed to be sent out in the initial mailing to all the customers and stockholders of the Bank along with the Prospectus. Alternatively, the information contained in this brochure may be combined with the Question and Answer brochure.

                          TRUSTEE AND EXECUTIVE OFFICER
                               INTENDED PURCHASES

NAME                 Aggregate Purchase Price   Number of Shares   Percent at Midpoint
----                 ------------------------   ----------------   -------------------

All trustees and
executive officers of
the Bank as a group
(___) persons

                                 IV. IRA Mailing

A.    Explanation

      A special IRA mailing is proposed to be sent to all IRA customers of the Bank in order to alert the customers that funds held in an IRA can be used to purchase stock. Since this transaction is not as simple as designating funds from a certificate of deposit like a normal stock purchase, this letter informs the customer that this process is slightly more detailed and involves a personal visit to the Bank.

B.    Quantity

      One IRA letter is proposed to be mailed to each IRA customer of the Bank. These letters would be mailed following regulatory approval of the reorganization and after each customer or stockholder has received the initial mailing containing a Prospectus.

C.    Example - See following page.

                       Westborough Savings Bank Letterhead


                                 ________, 1999


Dear Individual Retirement Account Participant:

      You have probably read recently in the newspaper that Westborough Savings Bank (the "Bank") will soon be reorganizing from a mutual savings bank into a mutual holding company structure. This reorganization is the biggest step in the history of the Bank in that it allows customers, community members, employees, officers and trustees the opportunity to subscribe for stock in our new holding company - Westborough Financial Services, Inc. (the "Company"). Through the reorganization, certain current and former customers have a priority right to purchase shares of common stock of the Company in a subscription offering. The Company currently is offering up to 747,500 shares, subject to adjustment, of the Company at a price of $10.00 per share.

      As the holder of an individual retirement account ("IRA") at the Bank, you have an opportunity to become a stockholder in the Company using some or all of the funds being held in your IRA. If you desire to purchase shares of common stock of the Company through your IRA, the Bank can assist you in self-directing those funds. This process can be done without an early withdrawal penalty and generally without a negative tax consequence to your retirement account.

      If you are interested in receiving more information on self-directing your IRA, please contact our Stock Information Center at (508) ____________. Because it may take several days to process the necessary IRA forms, a response is requested (but not required) by _______, 1999 to accommodate your interest.

                                      Sincerely,


                                      Joseph F. MacDonough
                                      President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy Westborough Financial Services, Inc. common stock. The offer is made only by the Prospectus, which was recently mailed to you. THE SHARES OF WESTBOROUGH FINANCIAL SERVICES, INC. COMMON STOCK ARE NOT DEPOSITS AND WILL NOT BE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                       V. Counter Cards and Lobby Posters

A.    Explanation

      Counter cards and lobby posters serve two purposes: (1) as a notice to the Bank's customers and members of the local community that the stock sale is underway and (2) to remind customers and members of the local community of the end of the subscription and community offerings.

B.    Quantity

      Approximately 2 - 3 Counter cards may be used in each branch location.

      Approximately 1 - 2 Lobby posters may be used at each branch office.

C.    Example

C.                                                             POSTER
                                                                OR
                                                               COUNTER CARD


                      Westborough Financial Services, Inc.

                          Proposed Holding Company for

                         Westborough Bank to be renamed

                             "The Westborough Bank"


                            "STOCK OFFERING MATERIALS
                                 AVAILABLE HERE"


                    Subscription and Community Offerings End

                                  _______, 1999

                                 VI. Invitations

A.    Explanation

      In order to educate customers and the public about the stock offering, the Bank may hold several Community Meetings in various locations. In an effort to target a group of interested investors Trident will request that each Trustee and Officer of the Bank submit a list of prospective investors that he/she would like to invite to a Community Meeting.

      Prospectuses are given to each prospect at the Community meeting.

B.    Quantity and Method of Distribution

      An invitation is mailed to each prospect.

                       The Trustees, Officers & Employees

                                       of

                            Westborough Savings Bank

                              cordially invite you

                         to attend a brief presentation

                         regarding the stock offering of

                      Westborough Financial Services, Inc.

                                Please join us at

                                      Place

                                     Address

                                       on

                                      Date

                                     at Time

                               for hors d'oeuvres
R.S.V.P.
(508) _________________

                                  VII. Letters

A.    Explanation

      Once the application for reorganization has received regulatory approval, the Bank may send out a series of up to three letters to targeted prospects. These letters are used to help facilitate the marketing effort to this group. All prospects will receive a Prospectus as soon as they are available.

B.    Method of Distribution

      Each prospect is sent a series of up to three letters during the subscription and community offerings.

C.    Examples

      1.    Introductory letter
      2.    A.    Thank you letter
                  or
            B.    Sorry you were unable to attend letter
      3.    Final reminder letter

                                                            Example 1

                 (Introductory Letter) (non-eligible prospects)

                      (Westborough Savings Bank Letterhead)

                                  _______, 1999


Name
Address
City, State, Zip

Dear Name:

      You have probably read recently in the newspaper that Westborough Savings Bank (the "Bank") will soon be reorganizing from a mutual savings bank into a mutual holding company structure. This reorganization is the biggest step in the history of the Bank in that it allows customers, community members, employees, officers and trustees the opportunity to subscribe for stock in our new holding company - Westborough Financial Services, Inc. (the "Company").

      I have enclosed a Prospectus and a Stock Order Form that will allow you to subscribe for shares and possibly become a charter stockholder of the Company should you so desire. In addition, we will be holding several presentations for friends of the Bank in order to review the reorganization and the merits of becoming a charter stockholder of the Company. You will receive an invitation shortly.

      I hope that if you have any questions you will feel free to call me or the Bank's Stock Information Center at (508) _____________. I look forward to seeing you at our presentation.

                              Sincerely,


                              Joseph  F. MacDonough
                              President and Chief Executive Officer

THE SHARES OF COMMON STOCK OFFERED IN THE REORGANIZATION ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

                                                            Example 2A

                               (Thank You Letter)

                      (Westborough Savings Bank Letterhead)

                                ___________, 1999

Name
Address
City, State, Zip

Dear Name:

      On behalf of the Board of Trustees and management of Westborough Savings Bank, I would like to thank you for attending our recent presentation regarding the stock offering by Westborough Financial Services, Inc. We are enthusiastic about the stock offering and look forward to completing the subscription and community offerings on or about _______, 1999.

      I hope that you will join me in being a charter stockholder, and once again thank you for your interest.

                              Sincerely,


                              Joseph F. MacDonough
                              President and Chief Executive Officer

THE SHARES OF COMMON STOCK OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

                                                            Example 2B

                        (Sorry You Were Unable to Attend)

                      (Westborough Savings Bank Letterhead)


                              _______________, 1999

Name
Address
City, State, Zip

Dear Name:

      I am sorry you were unable to attend our recent presentation regarding Westborough Savings Bank's reorganization. The Board of Trustees and management are committed to building long term stockholder value, and as a group we are investing over $______ of our own funds in Westborough Financial Services, Inc. We are enthusiastic about the stock offering and look forward to completing the subscription and community offerings on or about _______, 1999.

      We have established a Stock Information Center to answer any questions regarding the stock offering. Should you require any assistance between now and _______, I encourage you either to stop by any office of Westborough Savings Bank or to call our Stock Information Center at (508) ____________.

      I hope you will join me in becoming a charter stockholder of Westborough Financial Services, Inc.

                              Sincerely,


                              Joseph F. MacDonough
                              President and Chief Executive Officer

THE SHARES OF COMMON STOCK OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

                                                                  Example 3

                             (Final Reminder Letter)

                      (Westborough Savings Bank Letterhead)

                                ___________, 1999

Name
Address
City, State, Zip

Dear Name:

      Just a quick note to remind you that the deadline is quickly approaching for subscribing for stock in Westborough Financial Services, Inc., the proposed holding company for The Westborough Bank (formerly known as Westborough Savings
Bank). I hope you will join me in becoming a charter stockholder in Central Massachusetts's newest publicly owned financial institution holding company.

      The deadline for subscribing for shares to become a charter stockholder is _______, 1999. If you have any questions, I hope you will call our Stock Information Center at (508) __________________.

      Once again, I look forward to having you join me as a stockholder of Westborough Financial Services, Inc.

                              Sincerely,


                              Joseph F. MacDonough
                              President and Chief Executive Officer

THE SHARES OF COMMON STOCK OFFERED IN THE REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.